UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

Sundance Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO 80265	(303) 543-5700
(Address of principal executive offices, including Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

Sundance Energy Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order (Release No. 34-88465) under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (the “Order”) to extend the deadlines by up to 45 days for filing certain reports made under the Exchange Act. The Company is relying on the Order with respect to information required in Part III of the Company’s Annual Report on Form 10-K (the “Part III Information”), which is originally due to be filed on or before April 29, 2020.

As previously disclosed, the unprecedented spread of COVID-19 and related federal, state and local restrictions have caused the closure of the Company’s principal offices, and has limited access to the Company’s facilities and books and records, resulting in limited support from and access to key personnel and professional advisors, as well as communications and similar delays among such persons. Additionally, management has had to devote significant time and attention to assessing the potential impact of COVID-19 and related events on the Company’s operations and financial position and developing operational and financial plans to address those matters, which has diverted management resources from completing tasks necessary to file the Part III Information. These disruptions and limited support have, in turn, delayed the Company’s ability to complete its internal and external review process, finalize and file the Part III Information without compromising the health and safety of key personnel involved in its completion because of the ongoing COVID-19 pandemic.

As such, the Company will be relying on the Order and will be making use of the 45-day grace period provided by the Order to delay filing of its Part III Information. The Company plans to file its Part III Information no later than June 13, 2020.

In light of the developments related to COVID-19, the Company intends to include the following risk factor discussion in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as may be updated to reflect subsequent events impacting the Company:

Outbreaks of communicable diseases could adversely affect our business, financial condition and results of operations.

Global or national health concerns, including the outbreak of pandemic or contagious disease, can negatively impact the global economy and, therefore, demand and pricing for oil and natural gas products. In particular, the outbreak in 2020 of a novel coronavirus (COVID-19) has resulted in quarantines, restrictions on travel and a decrease in economic activity across the world. The COVID-19 pandemic has, and may continue to have, a material adverse effect on the demand for hydrocarbons, the prices at which we are able to sell hydrocarbons, our ability to obtain hedges for commodities, our ability to secure capital necessary to finance our business, our ability to comply with contractual obligations and covenants, our access to key employees, advisors and personnel and our business generally. Additionally, because our current business focus is on the exploration and production of oil and natural gas in a limited geographic area, we may be more affected by this pandemic than we would if our business were more diversified.  The continued spread of COVID-19 has, and may continue to have a material adverse effect on our business, financial condition and results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that are anticipated. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, the Company’s ability to file timely its periodic reports, the impact on the Company’s business and financial condition, and the risks identified in the Company’s periodic filings under the Exchange Act. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s oil, natural gas and natural gas liquids, and global economic activity in general. Should one of these risks or uncertainties materialize, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, intended, or planned. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020

SUNDANCE ENERGY INC.

By:	/s/ Cathy L. Anderson
Name:	Cathy L. Anderson
Title:	Chief Financial Officer